Exhibit (t)

POWER OF ATTORNEY

Each of the undersigned, being a trustee of CAIS Sports, Media and Entertainment Fund (the “Trust”), does hereby appoint Neil Blundell, Terrence McCarthy and Kent Barnes, and each of them, his true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of July, 2025.

Signature	Title

/s/ Richard Arney	Trustee
Richard Arney

/s/ Kevin Mirabile	Trustee
Kevin Mirabile

/s/ Joseph Carrier	Trustee
Joseph Carrier